EXHIBIT 10.1

English Summary
Of

Joint Venture Agreement

Whereas, Jinzhou Halla Electrical Equipment Co., Ltd. is a corporation established under the laws of People’s Republic of China (“Party A” or “Jinzhou Halla”);

Whereas, Korea Teawon Dianzhuang Corporation is a corporation established under the law of the Republic of Korea; (“Party B” or “Teawon Dianzhuang”) and

Whereas, Jinzhou Halla desires to make an investment to establish a joint venture company to manufacture magnet switch for starter and Teawon Dianzhuang desires to provide technology to establish a joint venture company to manufacture magnet switch for starter.

Now, therefore, the parties enter into the following agreements on November 4, 2009 at Jinzhou, Liaoning.

1.      Location of the Joint Venture Company: Automobile Parts Industrial Park, Xihai Development District, Jinzhou, Liaoning, China.

2.      Name of the Joint Venture Company: Jinzhou Wonder Teawon Co. Ltd.

3.      Main Products of the Joint Venture Company: solenoid switches for automotive starter, alternator collector rings, starter commutators and other automobile parts.

4.      Responsibility of Joint Venture Partners:
-	Jinzhou Halla: registration of the joint venture company, operation, production, sales and development of parts.
-	Teawon Dianzhuang: provide necessary technology and support and, if invited by the joint venture company, provide technology personnel to station at the joint venture company.

5.      Capital Structure of the Joint Venture Company:
-	Total investment is U.S.$2,000,000
-
Jinzhou Halla will provide cash contribution of U.S.$2,000,000 and hold 75% of the equity interest of the joint venture company; Teawon Dianzhuang will contribute technology and hold 25% o the equity interest in the joint venture company.

6.      Scope of Technology to be provided by Teawon Dianzhuang:
-	provide the design for production line, drawing, DFMEA, PFMEA, control plan, etc. for the production of magnet S/W, slip ring and commutator

-	installation and inspection support
-	production and service support
-	quality control support
-	responsible for the training and related costs for manufacturing workers (48) for 6 months

7.      Time for Establishing the Joint Venture Company: tentatively to be December 1, 2009.

8.      Compensation for Personnel from Teawon Dianzhuang:
-	Roundtrip airline tickets
-	Accommodation at Jinzhou
-	If stationed at the joint venture company for more than 3 months, responsible for 50% of the monthly salary of such personnel (using the standard of Korean Dollar 50,000,000 per year)

9.      Execution Date of the Agreement: November 4, 2009.

Jinzhou Halla Electrical Equipment Co., Ltd.	Korea Teawon Dianzhuang Corporation

/s/ Yongdong Liu	/s/ Huangzhong Xu